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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                         Ocean West Holding Corporation
             (Exact name of registrant as specified in its charter)

             Delaware                                     71-0876952
     (State of Incorporation)                           (IRS Employer
                                                    Identification Number)

                         15991 Redhill Avenue, Suite 110
                            Tustin, California 92780
                                 (714) 247-4220
                        (Address and telephone number of
                          principal executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:

                                      None


     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|


Securities Act registration statement file number to which this form relates:

                                    333-86484


Securities registered pursuant to Section 12(g) of the Act:

                 Common Shares of Ocean West Holding Corporation
                                 Par Value $0.01

        Common Stock Purchase Warrants of Ocean West Holding Corporation


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered.

     The registrant wishes to register its Common Shares and Common Stock Purchase Warrants which are fully described in the Registration Statement filed with the Securities and Exchange Commission on Form S-1 pursuant to the Securities Act of 1933 under File No. 333-86484 and incorporated herein by reference.

Item 2.  Exhibits.

     Incorporated in this registration statement are the following exhibits:

     1. The following documents filed by the registrant with the Securities and Exchange Commission under Registration No. 333-86484 are incorporated herein by reference and made a part hereof:

          (1)   Certificate of Incorporation of Ocean West Holding Corporation.
          (2)   Bylaws of Ocean West Holding Corporation.
          (3) Common Stock Purchase Warrant Agreement Between Ocean West Holding Corporation and Warrant Agent.



                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                    Ocean West Holding Corporation

Date:    August 12, 2002

                                    By:     /s/ Daryl Meddings
                                        --------------------------

                                    Title:  Executive Vice President

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